Exhibit 99.1

Investor Relations - Chris Koegel, (617) 897-4574

For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589

LPL FINANCIAL ANNOUNCES PRICING OF OFFERING OF SENIOR NOTES

SAN DIEGO – March 3, 2017 – LPL Financial Holdings Inc. (NASDAQ: LPLA) today announced the pricing of the offering of $500,000,000 aggregate principal amount of senior notes to be issued by its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”). The notes are being offered as part of the previously announced leverage-neutral refinancing of LPL Holdings’ capital structure. LPL Holdings intends to use the net proceeds from the offering of the notes, together with a new term B loan and cash from its balance sheet, to repay LPL Holdings’ existing senior secured credit facilities and to pay accrued interest and related fees and expenses.

The notes will bear interest at a rate of 5.750% to be paid semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2017. The notes were priced at 100% of the aggregate principal amount. The notes will mature on September 15, 2025. The issuance of the senior notes is expected to occur on March 10, 2017, concurrently with the expected closing of the new senior secured credit facilities, subject to customary closing conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes. The notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. The notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 and outside the United States only to non-U.S. investors pursuant to Regulation S.

Forward-Looking Statements

Statements in this press release regarding LPL Holdings’ plans to enter into a new credit agreement amendment and issue senior notes, including the anticipated use of the proceeds therefrom and the anticipated sizes of the new senior secured credit facilities and senior notes offering, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of March 3, 2017. The words “plans”, “intends”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual results, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the market conditions, which will affect whether LPL Holdings will be able to enter into a credit agreement amendment on the anticipated terms, or at all or issue the senior notes; finalization of the terms of the credit agreement amendment; and satisfaction of closing conditions related to the proposed transactions. LPL Financial Holdings Inc. can give no assurance that the credit agreement amendment will be completed or that the senior notes will be issued. Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect the business of LPL Financial Holdings Inc. (together with its subsidiaries, the “Company”), including the risk factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2016 Annual Report on Form 10-K, as may be amended or updated in the Company’s Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this press release.

About LPL Financial

LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and served approximately $517 billion in advisory and brokerage assets as of January 31, 2017. LPL is one of the fastest growing RIA custodians and is the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2016). The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and over 700 financial institutions, enabling them to help their clients turn life’s aspirations into financial realities. Advisors associated with LPL also serviced an estimated 46,000 retirement plans with an estimated $127 billion in retirement plan assets, as of December 31, 2016. LPL also supports approximately 4,000 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,200 employees with primary offices in Boston, Charlotte, and San Diego.

Securities and advisory services offered through LPL Financial. A registered investment advisor, member FINRA/SIPC.